Exhibit 10.40

VOpCo

A Vince Operating Company

October 9, 2024 Akiko Okuma

Dear Akiko,

In recognition of your contribution and dedication to Vince this past year, we are pleased to present you with this promotion!

Following are the terms associated with your new position:

Effective Date: October 9, 2024

Job Title: Chief Administrative Officer & General Counsel

We are confident that you will continue to make significant contributions to Vince, and we look forward to your continued success!

All other terms and conditions of your employment apply, as stated in your original offer letter. The employment relationship remains at-will, meaning both you and the Company have the right to terminate your employment at any time, for any reason, with or without cause, and without prior notice.

If you agree to the employment terms listed, please sign this letter, and return it via email to Lindsay Robinson on the HR team at [email].

Sincerely,

/s/ David Stefko October 9, 2024

David Stefko Date

Interim Chief Executive Officer

/s/ Lee Meiner October 9, 2024

Lee Meiner Date

Chief People Officer

I agree to the terms of the offer as outlined above.

/s/ Akiko Okuma October 9, 2024

Akiko Okuma Date

500 Fifth Avenue, 20th Floor, New York, NY 10110